Exhibit 10.3

2014 Incentive Compensation Plan Effective January 1, 2014

Employee Joseph W. Kennedy	2014 Base Salary	$136,000
Title SVP/CFO	2014 Bonus Target	11%	$14,960

Thresholds                                 Maintain CAMELS rating at one of the two highest ratings

Maintain an Asset Quality Rating of “Satisfactory” or better

Goal #1:                                           Achieve Return on Assets

Annual Payout Target	60%	=	$8,976

Payout
Goals
95% of Budget	$2,962
At Budget	$5,924
106% of Budget	$8,976
Stretch Goal
Every .03% over 106% of Budget	$2,962

Goal #2:                                             Achieve Efficiency Ratio

Annual Payout Target	20%	=	$2,992

Payout
Goals
102% of Budget	$997
At Budget	$1,995
97% of Budget	$2,992
Stretch Goal
Every 2% under 97% of Budget	$997

Goal #3:                                           Achieve Net Interest Margin Percentage

Annual Payout Target	20%	=	$2,992

Payout
Goals
98% of Budget	$987
At Budget	$1,975
102% of Budget	$2,992
Stretch Goal
Every 0.07% over 102% of Budget	$987

NOTES:

Bonus targets are based on Georgetown Bancorp Inc. 2014 budget.

All dollar figures are based on  estimates of annualized salary.  Incentive payments are based on the employee’s actual base compensation for the fiscal year, which includes  straight time pay,  vacation, holiday, personal, sick and jury duty pay.   Overtime and other payments including previous year’s bonus payout will be excluded from the calculation.

To be eligible for the Incentive Compensation, the employee must be actively employed, performing at a level of “satisfactory” or above, and not be on a written warning at the time of the incentive payment.

The Bank shall have the right to rescind and recoup or “clawback” incentive payments paid under this plan if the Compensation Committee concludes that such awards were paid out based on information that is later found to be materially incorrect, including payments that were determined, in whole or in part, on financial statement information that is subsequently restated.

By signing below I confirm receipt of my Incentive Compensation Plan and my understanding of the provisions stated above.

Joseph W. Kennedy	Date

Robert E. Balletto, CEO/President	Date